Exhibit 10.1

ALLONGE #3 TO SECURED PROMISSORY NOTE

Allonge #3 to that certain Secured Promissory Note attached hereto as Exhibit 1 and made a part hereof in the principal amount of $200,000.00 dated February 20, 2014, from Interactive Motion Technologies, Inc. (now known as Bionik, Inc.), as Maker, to the order of Park Hill Capital Inc., as Holder (“Allonge”).

Borrower and Lender agree that the Secured Promissory Note, as amended pursuant to that Allonge to Secured Promissory Note dated February 22, 2016 and Allonge #2 to Secured Promissory Note dated August 12, 2016, shall be revised as follows:

1.       Section 1 of the Secured Promissory Note shall be amended to read as follows:

“1. Maturity. The Loan Amount shall be due and payable on July 1, 2017. All payments shall be applied first to accrued but unpaid interest and thereafter to principal.”

This Allonge is intended to be attached to and made a permanent part of the Secured Promissory Note.

Dated this 27th day of February, 2017.

Maker:	BIONIK, INC.

	By:	/s/ Leslie Markow
	Name:	Leslie Markow
Title:

Holder:	PARK HILL CAPITAL INC.

	By:	/s/ Thomas Ueki
	Name:	Thomas Ueki
	Title:	Director